                                                                      Exhibit 22


                            SUBSIDIARIES OF THE REGISTRANT


Kankakee Federal Savings Bank, a federally chartered savings bank

KFS Service Corporation, an Illinois corporation

KFS Insurance Agency, Inc., an Illinois corporation